UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 3, 2013

Glu Mobile Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33368	91-2143667
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

45 Fremont Street, Suite 2800, San Francisco, California		94105
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(415) 800-6100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

AMENDMENT TO 2008 EQUITY INDUCEMENT PLAN

On October 3, 2013, the Compensation Committee of the Board of Directors (the "Compensation Committee") of Glu Mobile Inc. (the "Company") amended the Glu Mobile Inc. 2008 Equity Inducement Plan (the "Inducement Plan") to add restricted stock units as a type of award that the Company may grant under the Inducement Plan and approved the related form of Notice of Restricted Stock Unit Award and Restricted Stock Unit Award Agreement. The amended Inducement Plan and new award agreement will each become effective on November 1, 2013.

Under the Inducement Plan, the Company may only grant nonqualified stock options and restricted stock units and may only grant awards to persons not previously an employee or director of the Company, or following a bona fide period of non-employment, as an inducement material to such individual’s entering into employment with the Company and to provide incentives for such persons to exert maximum efforts for the Company’s success.

APPROVAL OF BONUS PLAN

On October 3, 2013, the Compensation Committee approved the terms of the 2013 bonus plan for Chris Akhavan, the Company’s President of Publishing (the "Bonus Plan"). Mr. Akhavan is the only participant in the Bonus Plan. Mr. Akhavan was not made a party to the Company’s 2013 Executive Bonus Plan in which the other executive officers of the Company participate because he joined the Company on April 22, 2013, significantly after the adoption of the 2013 Executive Bonus Plan in December 2012. The material terms of the Bonus Plan are:

1. Term: Semi-annual period from July 1, 2013 through December 31, 2013 (the "Plan Period");

2. Components: Bonus payments for the Plan Period will be determined by whether, and the extent to which, (1) the Company achieves its non-GAAP net revenues target for the Plan Period and (2) Mr. Akhavan achieves his Management by Objective ("MBO") goals for the Plan Period, as follows;

3. Bonus Payouts: Mr. Akhavan can earn a bonus of up to 200% of his prorated annual base salary as follows:

(a) He will earn a bonus of 60% of his prorated annual base salary if the Company generates non-GAAP net revenues equal to the Company’s Board plan for the Plan Period;

(b) He can earn up to an additional 40% of his prorated annual base salary through full achievement of his MBO goals that were agreed upon between the Mr. de Masi and Mr. Akhavan; and

(c) He can earn up to an additional 100% of his prorated annual base salary if the Company generates non-GAAP net revenues during the Plan Period that exceed the Company’s Board plan for the Plan Period by at least $7.5 million, with him earning an additional 6.67% of his prorated annual base salary for each $0.5 million that the Company’s non-GAAP net revenues exceed the Company’s Board plan during the Plan Period. However, there is no prorated payment for achievement between $0.5 net revenue increments.

4. Independent Calculation: The MBO and non-GAAP net revenues components are calculated independently of each other. As such, to the extent that Mr. Akhavan earns a bonus with respect to one component but not the other, Mr. Akhavan will receive his bonus with respect to the achieved component.

5. Prorated Payment: Any bonus that Mr. Akhavan earns under the Bonus Plan will be prorated based on his April 22, 2013 employment start date with the Company.

6. Eligibility Restriction: Mr. Akhavan must continue to be employed by the Company on a full-time basis on the date the bonus is to be paid in order to be eligible to receive a bonus under the Plan.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.01 2008 Equity Inducement Plan, as amended effective November 1, 2013.

99.02 For the 2008 Equity Inducement Plan, form of Notice of Restricted Stock Unit Award and Restricted Stock Unit Award Agreement, as adopted effective November 1, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glu Mobile Inc.

October 4, 2013	By:	/s/ Scott J. Leichtner

Name: Scott J. Leichtner
Title: Vice President, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.01	2008 Equity Inducement Plan, as amended effective November 1, 2013.
99.02	For the 2008 Equity Inducement Plan, form of Notice of Restricted Stock Unit Award and Restricted Stock Unit Award Agreement, as adopted effective November 1, 2013